Exhibit 20.1
Page 1 of 3

                    Navistar Financial 1996 - B Owner Trust
                        For the Month of September 2000
                     Distribution Date of October 20, 2000
                            Servicer Certificate #48

Original Pool Amount                                   $486,507,362.75

Beginning Pool Balance                                  $33,467,159.40
Beginning Pool Factor                                        0.0687907

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)  $2,941,189.45
     Interest Collected                                    $246,560.19

Additional Deposits:
     Repurchase Amounts                                          $0.00
     Liquidation Proceeds / Recoveries                      $21,644.75
Total Additional Deposits                                   $21,644.75

Repos / Chargeoffs                                          $48,554.00
Aggregate Number of Notes Charged Off                               90

Total Available Funds                                    $3,209,394.39

Ending Pool Balance                                     $30,477,415.95
Ending Pool Factor                                           0.0626453

Servicing Fee                                               $27,889.30

Repayment of Servicer Advances                                   $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                  $9,792,891.09
     Target Percentage                                          10.00%
     Target Balance                                      $3,047,741.60
     Minimum Balance                                     $9,730,147.26
     (Release) / Deposit                                   ($62,743.83)
     Ending Balance                                      $9,730,147.26

Current Weighted Average APR:                                   9.402%
Current Weighted Average Remaining Term (months):                11.03

Delinquencies                                             Dollars        Notes
     Installments:               1 - 30 days          $1,168,684.12       494
                                 31 - 60 days           $303,697.89       141
                                 60+  days              $116,438.91        60

     Total:                                           $1,588,820.92       529

     Balances:                   60+  days              $654,391.75        60

Memo Item - Reserve Account
     Prior Month                                      $9,730,147.26
+    Invest. Income                                      $52,119.78
+    Excess Serv.                                        $10,624.05
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                                $9,792,891.09

Exhibit 20.1
Page 2 of 3

Navistar Financial 1996 - B Owner Trust
For the Month of September 2000

                                                                       NOTES
                                                                                                        CLASS B          CLASS C
                                      TOTAL         CLASS A - 1      CLASS A - 2      CLASS A - 2     CERTIFICATES     CERTIFICATES
                                 $486,507,362.75  $106,500,000.00  $111,900,000.00  $236,500,000.00  $17,028,000.00  $14,579,362.75
Original Pool Amount
Distributions:
     Distribution Percentages                               0.00%            0.00%           93.50%           3.50%           3.00%
     Coupon                                                5.490%           5.930%           6.330%          6.500%          7.450%

Beginning Pool Balance            $33,467,159.40
Ending Pool Balance               $30,477,415.95

Collected Principal                $2,941,189.45
Collected Interest                   $246,560.19
Charge - Offs                         $48,554.00
Liquidation Proceeds / Recoveries     $21,644.75
Servicing                             $27,889.30
Cash Transfer from Reserve Account         $0.00
Total Collections Available
  for Debt Service                 $3,181,505.09

Beginning Balance                 $33,467,159.42            $0.00            $0.00   $24,384,909.89   $4,899,082.74   $4,183,166.79

Interest Due                         $181,137.59            $0.00            $0.00      $128,630.40      $26,536.70      $25,970.49
Interest Paid                        $181,137.59            $0.00            $0.00      $128,630.40      $26,536.70      $25,970.49
Principal Due                      $2,989,743.45            $0.00            $0.00    $2,795,410.13     $104,641.02      $89,692.30
Principal Paid                     $2,989,743.45            $0.00            $0.00    $2,795,410.13     $104,641.02      $89,692.30

Ending Balance                    $30,477,415.97            $0.00            $0.00   $21,589,499.76   $4,794,441.72   $4,093,474.49
Note / Certificate Pool Factor                             0.0000           0.0000           0.0913          0.2816          0.2808
   (Ending Balance / Original Pool Amount)
Total Distributions                $3,170,881.04            $0.00            $0.00    $2,924,040.53     $131,177.72     $115,662.79

Interest Shortfall                         $0.00            $0.00            $0.00            $0.00           $0.00           $0.00
Principal Shortfall                        $0.00            $0.00            $0.00            $0.00           $0.00           $0.00
     Total Shortfall                       $0.00            $0.00            $0.00            $0.00           $0.00           $0.00
      (required from Reserve)
Excess Servicing                      $10,624.05
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance     $9,792,891.09
(Release) / Draw                     ($62,743.83)
Ending Reserve Acct Balance        $9,730,147.26

Exhibit 20.1
Page 3 of 3

Navistar Financial 1996 - B Owner Trust
For the Month of September 2000


Trigger Events:
A)  Loss Trigger - Reserve Account Balance
    Loss Trigger - Certificate Lockout Event
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                   6              5                4               3                 2                1
                                Apr-00          May-00           Jun-00          Jul-00            Aug-00           Sep-00
Beginning Pool Balance     $54,000,053.23   $49,552,250.82   $45,146,253.30   $41,138,757.63   $37,279,292.27   $33,467,159.40

A)  Loss Trigger:
    Principal of Contracts
      Charged Off              $78,106.69       $66,833.71      $147,950.25       $39,038.88      $117,267.19       $48,554.00
    Recoveries                 $84,134.84       $12,706.44       $35,816.44       $28,445.48      $111,768.33       $21,644.75

Loss Trigger - Reserve Account Balance                               Loss Trigger - Certificate Lockout Event
  Total Charged Off (Months 5, 4, 3)           $253,822.84             Total Charged off (Months 1 - 6)            $497,750.72
  Total Recoveries (Months 3, 2, 1)            $161,858.56             Total Recoveries (Months 1 - 6)             $294,516.28
  Net Loss / (Recoveries) for 3 Mos             $91,964.28(a)          Net Loss/(Recoveries) for 6 Mos.            $203,234.44(c)

Total Balance (Months 5, 4, 3)             $135,837,261.75(b)          Total Balance (Months 1 - 6)            $260,583,766.65(d)

Loss Ratio Annualized  [(a/b) * (12)]              0.8124%             Loss Ratio Annualized [(c/d) (12)]             0.93590%

Trigger:  Is Ratio > 1.5%                               No             Trigger:  Is Ratio > 6.0%                            No

                                                                                 Jul-00            Aug-00           Sep-00
B)   Delinquency Trigger:                                                      $1,410,632.93      $856,833.37      $654,391.75
     Balance delinquency 60+ days                                                   3.42896%         2.29842%         1.95533%
     As % of Beginning Pool Balance                                                 3.13449%         3.19353%         2.56090%
     Three Month Average

Trigger:  Is Average > 2.0%                            Yes

C)   Noteholders Percent Trigger:                  2.0000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                             No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer